Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET, INC. UPDATES THIRD QUARTER AND FULL-YEAR 2016 GUIDANCE;

ANNOUNCES $250 MILLION SHARE REPURCHASE AUTHORIZATION

PHOENIX, September 7, 2016 (Globe Newswire) – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today announced updated guidance in advance of participation in the Goldman Sachs 23rd Annual Global Retailing Conference on September 8, 2016. This update reflects the impact of significant ongoing deflation, the stepped-up promotional environment and our cautious outlook for the remainder of the year. Comparable store sales growth for the third quarter ending October 2, 2016 is now expected to be approximately flat.  The prolonged deflationary environment, competitive landscape and industry dynamics have prompted heavy promotions across the industry, adversely impacting retail deflation and traffic generation. Given the current environment, we are adjusting our full-year 2016 comparable store sales growth to be in the range of 1.5% to 2.5% and earnings per share to be in the range of $0.83 to $0.86.

“At Sprouts, we have operated and managed through similar competitive and deflationary periods,” said Amin Maredia, chief executive officer of Sprouts Farmers Market. Our team remains laser focused on accelerating traffic and sales in the current environment, while continuing to execute our strategic business plan to build long-term value.”

Share Repurchase Authorization

On September 6, 2016, our Board of Directors authorized a $250 million common stock share repurchase program. The company had completed its previous $150 million share repurchase authorization during its second fiscal quarter ended July 3, 2016 and currently has approximately 148.5 million shares of common stock outstanding.  The $250 million authorization represents approximately 7.4% of common shares outstanding at the current stock price.   The shares may be purchased on a discretionary basis from time to time through December 31, 2017, subject to general business and market conditions and other investment opportunities, through open market purchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans. The repurchase program may be commenced, suspended or discontinued at any time.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance and outlook for 2016 and purchases under the share repurchase program. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry;

the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. Sprouts offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 23,000 team members and operates more than 240 stores in thirteen states from coast to coast. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

9/7/16